Exhibit 1.2

DEED NUMBER: SIX HUNDRED AND SEVENTY SEVEN

AMENDMENT TO THE BY-LAWS OF MULTICANAL S.A.

In the City of Buenos Aires, on the eighth day of the month of May of the year two thousand and one, before me, Notary Public, there appears Alejandro Alberto URRICELQUI, married, legally domiciled at Avalos 2057 of this City, of age, legally qualified and known to me, I attest, who appears on behalf of the company called “MULTICANAL S.A.”, with domicile at Avalos 2057, Buenos Aires, in his capacity as Substituting Director thereof especially authorized for this act, the legal existence of which he evidences with the following deeds: (a) with organization deed entered on July 15, 1991 before the Notary Public of this City, Mr. Guillermo Emilio Coto on page 910 of Registry No. 1181, a certified photocopy of the certified copy of which, registered with the Public Registry of Commerce on July 26, 1991 under No. 5225 of Book 109, Volume A of Corporations, was enclosed to page 6039 of the file of year 1992 of this Registry; (b) with the deed of amendment to By-laws of June 22, 1992, entered on page 6039 of this Registry, a certified copy of which was registered with such Registry on July 27, 1992 under No. 6758 of Book 111, Volume A of Corporations. (c) with the deed of capital increase and amendment to section four of the By-laws of September 8, 1993, entered on page 10424 of this Registry, a certified copy of which was registered with such Registry on October 15, 1993 under No. 10106 of Book 113, Volume A of Corporations; (d) with the deed of capital increase and amendment to the text of section four of the By-laws of September 7, 1994, entered on page 12812 of this Registry, a certified copy of which was registered with such Registry on October 3, 1994 under No. 10106 of Book 115, Volume A of Corporations; (e) with the deed of amendment to sections first, seventh and eighth of the By-laws with change of name of October 6, 1994, entered on page 14239 of this Registry, a certified copy of which was registered with such Registry on October 21, 1994 under No. 10814 of Book 115, Volume A of Corporations; (f) with the deed of merger, change of name and amendment to By-laws of March 15, 1996, entered on page 3231 of this Registry, a certified copy of which was registered with such Registry on August 29, 1996 under No. 8175 of Book 119, Volume A of Corporations; (g) with the deed of capital increase and amendment of all the text of the By-laws of August 6, 1996, entered on page 11677 of this Registry, a certified copy of which was registered with such Registry on January 10, 1997 under No. 421 of Book 120, Volume A of Corporations; (h) with the deed of capital increase and amendment to section four of the By-laws of December 13, 1996, entered on page 21839 of this Registry, a certified copy of which was registered with such Registry on August 21, 1997 under No. 2196 of Book 122 of Corporations; (i) with the deed of merger of the companies Televisión Ensenada S.A., ETSA Emprendimientos en Telecomunicaciones S.A., Transvisión S.A., Cabtel Argentina S.A., Fincable S.A., Platavisión S.A., C.C.T.V. S.A., Video Cable Oeste S.A., Video Cable Sur S.A., Lomaxcable S.A., Casaro Visión S.A., Almirante Brown Cable, ABC – Visión Satelital S.A., Aqua Electrónica S.A., Super Video Cable S.A., Dardo Rocha Cablevisión S.A., Cele Video Color S.A., Telecable Lanús S.A. and Videomar S.A. of April 20, 1998, entered on page 5788 of this Registry, a certified copy of which was registered with such Registry on March 4, 1999 under No. 3107 of Book 4 of Corporations; (j) with the deed of capital increase and amendment of all the text of the By-laws of July 16, 1998, entered on page 11228 of this Registry, a certified copy of which was registered with such Registry on October 21, 1998 under No. 11880 of Book 3 of Corporations; (k) with the deed of amendment to By-laws of January 11, 2000, entered on page 237 of this Registry, a certified copy of which was registered with such Registry on March 23, 2000 under No. 4067 of Book 10 of Corporations; and (l) with the deed of merger of the companies Buena Imagen S.A., Caro’s Televisión S.A., Ciudad del Encuentro Televisión S.A., Circuito Cable Visión Sociedad Anónima, Compañía Cableinversora S.A., Compañía Teleinversora S.A., Difusora Sociedad Anónima, Inversora Multivisión S.A., M.M.D.S.-Mandataria S.A., Norte Visión Inversora S.A., Orbe Video Cable S.A., Río de la Plata Cable Color Sociedad Anónima, Video Cable San Vicente S.A., Sanfercable S.A., Teve Cable General Pico S.A., T.V. Cable Sociedad Anónima, Te-Ve-Co S.A., Tele Cable Norte S.A., Telemundo S.A., Videocable del Plata S.A., Cable Total Sociedad Anónima, Cerri Video Cable Sociedad Anónima, Cablevisión Du-Ke Sociedad Anónima, Multivisión Sociedad Anónima y Video Visión S.A. of December 15, 2000, entered on page 9852 of this Registry, a certified copy of which is in the process of being registered with such Registry. In connection thereto, I transcribe below the pertinent parts of some of the sections of the By-laws: “Section One: The name of the Company is MULTICANAL S.A. Its registered office is located within the jurisdiction of the City of Buenos Aires. SECTION TWO: The duration of the Company is ninety nine years, counted as from the date of its registration with the Public Registry of Commerce ... Section Eight: The administration and management of the Company will be the responsibility of a Board of Directors formed by the number of members established by the meeting, between a minimum of five (5) and a maximum of ten (10) directors, who will hold office for one year terms … In their first meeting, directors shall designate a Chairman and a director to replace him in the event of his absence or impediment. The Board of Directors shall meet with the presence of the absolute majority of its regular members and shall decide with the majority of votes present … Section Ten: The Board of Directors shall have full powers to administer and dispose of property … to act pursuant to powers of attorney granted to operate with banks, of administration or to enter into agreements, the signature of two attorneys in fact will be required … The legal representation of the Company will be vested in the Chairman of the Board of Directors, or in the Vice Chairman in the event of absence or impediment of the Chairman … Section Eleven: The supervision of the Company will be the responsibility of a Supervisory Committee formed by three (3) members and the same number of alternate members. They will hold office for one year terms ... Section Fourteen: The fiscal year ends on December 31 of each year … The capacity invoked by the appearing party is evidenced by the Minutes of Meeting and of the Board of Directors which, in their corresponding books I have had before me and are transcribed on page 3061 of this file. From such minutes it can be derived that the Board of Directors of the Company is formed as follows:  Chairman: Saturnino Herrero Mitjans; Substituting Director: Alejandro Alberto Urricelqui; Directors: Ignacio Jorge Rosner, Vicente Gabriel Di Loreto and Jorge Carlos Rendo. All that has been read and transcribed coincides with the documents mentioned, I attest. And the appearing party, in the capacity invoked, says: That the General Ordinary and Extraordinary Meeting held by the company he represents on April 27, 2001 resolved to amend Section Thirteen of the By-laws, for the notarization of which he delivers to me the corresponding book of minutes of meetings and meeting attendance book, from which I transcribe the parts germane to this act, to wit: “Minutes of Meeting: In the City of Buenos Aires, on the 27th day of the month of April, 2000 ... the shareholders of Multicanal S.A. held a General Ordinary and Extraordinary Meeting at Piedras 1743, Buenos Aires. Having the meeting been called to order by the Chairman, Mr. Saturnino Lorenzo Herrero Mitjans, informed the attendees that three shareholders were present at the meeting, all represented, who jointly held 365,953,227 shares, of which 199,466,667 are non endorsable registered ordinary shares of $1 nominal amount each and entitled to 5 votes per share and 166,486,560 are book-entry ordinary shares of $1 nominal amount each and entitled to one vote per share, representing 100% of the capital stock and votes of the Company, as shown on page 32 of the Share Deposit and Meeting Attendance Book ... Then, the first item of the Agenda was submitted for consideration: 1) Designation of two shareholders to approve and sign the minutes.

Mr. Oscar Jaureguito, in his capacity as representative of the shareholder Arte Gráfico Editorial Argentino S.A. took the floor and motioned to have this minutes approved and signed by him and by Mr. Jorge Rendo, in his capacity as representative of the shareholder Grupo Clarín S.A.. Having the motion been put to vote, same was unanimously carried ... Then, the ninth item of the Agenda was submitted for consideration: 9) Amendment of Section Thirteen of the Corporate By-laws. The representative of the shareholder Arte Gráfico Editorial Argentino S.A. took the floor and stated that as the Shareholders and Directors present were aware, the extraordinary meeting of shareholders of December 28, 1999 had resolved to amend, among other sections, Section Thirteen of the Corporate By-Laws, for it to provide that decisions related to: (a) the acquisition of another company’s capital stock, or of a substantial part thereof or of the assets of another company or going concern, the value of which, in each case, exceeds two hundred million U.S. Dollars (US$ 200,000,000); (b) the sale or transfer of the Company’s assets, other than in the ordinary course of business, if the value of the assets so sold or transferred (which for that purpose will be equivalent to the price agreed for the sale or transfer) exceeds fifteen million U.S. Dollars (US$ 15,000,000) and if, as a result of such sale or transfer, the aggregate amount of the sales and transfers made during the relevant fiscal year exceeds sixty million U.S. Dollars (US$ 60,000,000); (c) the execution of agreements, refinancing agreements or other transactions resulting in an indebtedness of more than twenty million U.S. Dollars (US$ 20,000,000) and if as a result of such transaction the total consolidated indebtedness of the Company (net of Cash and Cash Equivalents, without including, for the purposes of this calculation, the amount received as proceeds from the transaction) is increased to more than eight hundred and ninety nine million U.S: Dollars (US$ 899,000,000); (d) the incurrence by the Company in expenses, allocations and/or any other capital expenditures which exceed, in aggregate and for any fiscal year, the amounts fixed in the Company’s annual budget by thirty five million U.S. Dollars (US$ 35,000,000); and (e) any capital increase of the Company, be adopted, given the importance thereof, by a meeting of shareholders duly convened and held. He continued saying that, notwithstanding the aforesaid, although such Section includes the definition of the term “Cash and Cash Equivalents”, it does not include the definition of the term “indebtedness”, which term is included in the definition of Cash Equivalents and is of the utmost importance to calculate the amount of the agreements, refinancing agreements and other transactions that exceed the stated amount and the execution of which, therefore, has to be submitted to the approval of the shareholders’ meeting. For that reason, the representative motioned to accurately amend Section Thirteen of the Corporate By-laws so as to include in such section the meaning that, for purposes of the Corporate By-laws, has the term “indebtedness” and thus determine its scope. Having the motion been put to vote, same was unanimously carried, being the text of Section Thirteen, which is transcribed below, unanimously approved: “SETION THIRTEEN: The quorum and majorities established by sections 243 and 244 of Law No. 19,550 will be applicable according to the class of meeting, if it is held on first or second call, and the matters considered thereat. Notwithstanding the aforesaid, the matters listed below will require the express approval of the Meeting: (a) the acquisition of another company’s capital stock, or of a substantial part thereof or of the assets of another company or going concern, the value of which, in each case, exceeds two hundred million U.S. Dollars (US$ 200,000,000); (b) the sale or transfer of the Company’s assets, other than in the ordinary course of business, if the value of the assets so sold or transferred (which for that purpose will be equivalent to the price agreed for the sale or transfer) exceeds fifteen million U.S. Dollars (US$ 15,000,000) and if, as a result of such sale or transfer, the aggregate amount of the sales and transfers made during the relevant fiscal year exceeds sixty million U.S. Dollars (US$ 60,000,000); (c) the execution of agreements, refinancing agreements and other transactions resulting in an indebtedness of more than twenty million U.S. Dollars (US$ 20,000,000) and if as a result of such transaction the total consolidated indebtedness of the Company (net of Cash and Cash Equivalents, without including, for the purposes of this calculation, the amount received as proceeds from the transaction) is increased to more than eight hundred and ninety nine million U.S: Dollars (US$ 899,000,000); (d) the incurrence by the Company in expenses, allocations and/or any other capital expenditures which exceed, in aggregate and for any fiscal year, the amounts fixed in the Company’s annual budget by thirty five million U.S. Dollars (US$ 35,000,000); and (e) any capital increase of the Company. For purposes of these By-laws, (i) “Cash and Cash Equivalents” shall mean the total average amount of the consolidated monthly balance of cash and cash equivalents of the Company during the 12 months prior to the indebtedness, as shown in the consolidated monthly balance sheets of the Company”. (ii) “Indebtedness” shall mean (a) any indebtedness (including principal, interest, costs and expenses) of the Company for money borrowed or obligations in connection with the deferred purchase price of goods and services; (b) all debts of third parties secured by any lien on any of the Company’s assets; (iii) all obligations for guarantees or indemnities granted by the Company for the benefit of third parties from the moment on which the Company effectively makes or provides the funds to such persons, and (iv) all the obligations derived from interest rate hedge agreements, exchange rate agreements, swaps or any other similar agreements or arrangements aimed at protecting against fluctuations in the value of currency. Notwithstanding the aforesaid, Indebtedness shall not include (x) trades payable and accrued interest incurred by the company pursuant to market practices and in the ordinary course of business, and (y) the endorsement of deposit or collection instruments in the ordinary course of business. “ It was also unanimously approved to authorize the Chairman to notarize the above proposed amendment and to authorize the Company’s attorneys in fact, Martín Guillermo Ríos, Paula del Campo and María Lucila Romero to perform all the acts aimed at: (i) obtaining the administrative approval of the Comisión Nacional de Valores, already requested on the terms of the applicable rules and (ii) registering such amendment with the Superintendency of Corporations ... There being no further business to transact, the meeting was adjourned ... Signatures follow”. “General Ordinary and Extraordinary Meeting of April 27, 2001. Order Number – Date - Year 2001 - Day-Month - Shareholder – Full name and last name – Identity Document – Domicile – Representative – Full name and last name – Identity Document – Domicile - Number of shares or certificates – Certificate numbers – Class A and Class B shares or certificates - Capital Stock – Number of votes – Signatures. 1.23.4. Grupo Clarín S.A. – Piedras 1743, Buenos Aires – Jorge C. Rendo – DNI 10,300,723 – Piedras 1743, Buenos Aires – 101,768,793 – 23 to 25 10 - 101,768,793 – 421,015,189 - There is a signature. 2.23.4. Arte Gráfico Editorial Argentino S.A. – Piedras 1743, Buenos Aires – Oscar Jaureguito – DNI 11,095,088 – Piedras 1743, Buenos Aires – 116,619,894 – 9 -116,619,894 - 116,619,894 - There is a signature. 3.23.4. Multicanal Holding LLC – Hugo López – DNI 12,667,028 – Piedras 1743, Buenos Aires – 147,564,540 – 1 to 22 – 1 to 8 -  147,564,540 – 626,184,812 – There is a signature. In the City of Buenos Aires, on the 23rd day of the month of April, 2001 ... the reception of attendance notices to the general ordinary and extraordinary meeting of shareholders called for April 27, 2001 is closed, having the notices from three (3) shareholders, representing 100% of the capital stock and votes of the Company, been received. There follows a signature. In the City of Buenos Aires, on the 27th day of April, 2001 ... this Meeting Attendance Book is closed with the presence of three (3) shareholders, all represented, who jointly hold 365,953,227 shares, of which 166,486,560 are non endorsable registered ordinary shares of $1 nominal amount each and entitled to 1 votes per share and 199,466,667 are non endorsable registered ordinary shares of $1 nominal amount each and entitled to 5 vote per share, representing 100% of the capital stock and votes of Multicanal S.A. There follows a signature.” The above minutes are also a true copy of their originals, I attest. As expressed by the appearing party, in the capacity invoked, the above transcribed minutes are hereby notarized and a certified copy is issued for its transcription with the Public Registry of Commerce and other purposes. THE NOTARY PUBLIC HEREBY CERTIFIES: (a) That the Minutes of Meetings Book and the Meeting Attendance Book which I have had before me for this act have been officially sealed by the Public Registry of Commerce on March 13 and 4, 1997 under numbers 17138-97 and 14315-97, respectively, and (b) that the minutes of meeting transcribed appears on pages 69 to 74 of such Minutes of Meetings Book. Having the above been read and ratified, it is signed before me, I attest.

[There is a signature]

Before me, [There is a signature and a seal which reads:] Ernesto J. Tissone – Notary Public.

The above coincides with its original deed entered on page 3065 of National Registry No. 15 of this City, authorized by Notary Public, Mr. Ernesto José Tissone for the Company. In my capacity of Notary Public assigned to such Registry, I issue this First Certified Copy in six pages and this page onto which I set my hand and seal in Buenos Aires, on the 8th day of the month of May, 2001.

[There is a signature and a seal which reads:] Ernesto J. Tissone – Notary Public